Exhibit 99.1

Greenlane Holdings, Inc. Announces Closing of $4.3 Million Public Offering

BOCA RATON, FL / ACCESSWIRE / July 3, 2023 / Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (NASDAQ: GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, is pleased to announce that it has closed its previously announced “reasonable best efforts” public offering of 4,047,619 units at a public offering price of $1.05 per unit. The units issued consist of one share of Class A common stock (or a prefunded warrant in lieu thereof) and two common warrants each exercisable for one share of Class A common stock at an exercise price of $1.05 per share. The common warrants are immediately exercisable and expire five years from the date of issuance. The pre-funded warrants and accompanying common warrants are identical to the units, except that each pre-funded warrant is immediately exercisable for one share of Class A common stock at an exercise price of $0.0001, the purchase price for a pre-funded warrant and accompanying common warrants is $1.0499 and the pre-funded warrants do not expire until exercised.

The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, were approximately $4.3 million. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, without limitation, servicing debt obligations under promissory notes issued in conjunction with a business acquisition, working capital, product development and capital expenditures. In connection with the offering, the Company entered into an agreement with existing investors of the Company who participated in this offering to reduce the exercise price of outstanding warrants to purchase up to 1,674,567 shares of common stock, in the aggregate, which were issued in the Company's October 2022 public offering and the Company's June 2022 registered direct offering (the "Prior Warrants") from $9.00 per share and $50.00 per share, respectively, to $1.05 per share, effective upon the closing of this offering. All of the other terms of the Prior Warrants remain unchanged.

A.G.P./Alliance Global Partners acted as the sole placement agent for the offering.

A registration statement on Form S-1 (File No. 333-269576) relating to the sale of these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on June 29, 2023. The offering was made only by means of a prospectus which is a part of the effective registration statement. A final prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Greenlane Holdings, Inc.

Founded in 2005, Greenlane is a premier global platform for the development and distribution of premium smoking accessories, vape devices, and lifestyle products to thousands of producers, processors, specialty retailers, smoke shops, convenience stores, and retail consumers. We operate as a powerful family of brands, third-party brand accelerator, and an omnichannel distribution platform.

We proudly offer our own diverse brand portfolio including DaVinci Vaporizers, Higher Standards, Groove, and Eyce, and our exclusively licensed Marley Natural and K.Haring branded products. We also offer a carefully curated set of third-party products such as Storz & Bickel (Canopy-owned), Pax, VIBES, and CCELL through our direct sales channels and our proprietary, owned and operated e-commerce platforms which include Vapor.com, Vaposhop.com, DaVinciVaporizer.com, PuffItUp.com, EyceMolds.com, HigherStandards.com, and MarleyNaturalShop.com.

For additional information, please visit: https://investor.gnln.com. For additional information, please visit: https://gnln.com/.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others, statements relating to: the current and future performance of the Company's business; the Company's financing and capitalization strategies, including the offering described herein; and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Additional information is also set forth in Greenlane's Quarterly Report on Form 10-Q for the three months ended March 31, 2023. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Investor Contact:

IR@greenlane.com